UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

May 17, 2009

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MEDIS TECHNOLOGIES LTD.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

0-30391 (COMMISSION FILE NUMBER)	13-3669062 (I.R.S. EMPLOYER IDENTIFICATION NO.)

805 Third Avenue New York, New York 10022 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 935-8484
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

Effective as of May 20, 2009, Medis Technologies Ltd. (the “Company”) entered into a Secured Promissory Note (the “Knickerbocker Note”) and Pledge Agreement (the “Pledge Agreement”) with Knickerbocker Fine Arts Ltd. (“Knickerbocker”). Knickerbocker is an affiliate of Howard Weingrow, a former executive officer and director of the Company. Pursuant to the Knickerbocker Note and Pledge Agreement, Knickebocker loaned $50,000 to the Company at a yearly interest rate of 6%.  The loan is secured by 500,000 ordinary shares of Cell Kinetics Ltd., a majority-owned subsidiary of the Company, which are beneficially owned by the Company.  The maturity date of the loan and all accrued interest is August 18, 2009, and may be prepaid in whole or in part by the Company.  The Knickerbocker Note and Pledge Agreement contain other customary provisions found in loans of this type, including relating to default provisions.

Effective as of May 17, 2009, the Company entered into a Promissory Note (the “Finkelshtain Note”) with Gennadi Finkelshtain, the General Manager of More Energy Ltd., a wholly-owned subsidiary of the Company. Pursuant to the Finkelshtain Note, Mr. Finkelshtain loaned $50,000 to the Company at a yearly interest rate of 7%.  The maturity date of the loan and all accrued interest is September 17, 2009, and may be prepaid in whole or in part by the Company.  The Finkelshtain Note contains other customary provisions found in loans of this type, including relating to default provisions.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      May 21, 2009

MEDIS TECHNOLOGIES LTD.

By:	/s/ Jose Mejia
Name: Jose Mejia
Title: President and Chief Executive Officer